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                                                                    EXHIBIT 99.2

                   CONSENT OF VERONIS, SUHLER & ASSOCIATES LLC

         We hereby consent to the use of our opinion letter dated November 17, 2000 to the Board of Directors of @plan.inc attached as Appendix D to the proxy statement/prospectus included in the Registration Statement on Form S-4 of DoubleClick Inc. and to the references to our firm in the proxy statement/prospectus under the headings "Summary--Opinion of @plan's Financial Advisor", "The Merger--Background of the Merger", "The Merger--Reasons for the Merger; Recommendation of @plan's Board of Directors", and "The Merger--Opinion of @plan's Financial Advisor". In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder and we do not thereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations promulgated thereunder.

                                           VERONIS SUHLER & ASSOCIATES LLC

                                           By: /s/ Hal Greenberg
                                               --------------------------------
                                               Hal Greenberg, Managing Director
New York, New York
November 26, 2000